Exhibit h.10

                                   AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT


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                                    AMENDMENT
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT

         WHEREAS, AETNA GET FUND, a Massachusetts business trust (the "Fund"), on behalf of certain of its series (the "Series"), has entered into an Administrative Services Agreement (the "Agreement") with AELTUS INVESTMENT MANAGEMENT, INC., a Connecticut Corporation ("Aeltus"), effective May 1, 1998; and

         WHEREAS, the Fund has established a new series, Series Q; and

         WHEREAS, the Fund on behalf of Series Q, desires to appoint Aeltus as the administrator of Series Q ("Administrator")'

         NOW THEREFORE, it is agreed as follows:

         1. The Fund, on behalf of Series Q, hereby appoints Aeltus, and Aeltus hereby accepts appointment, as the Administrator, in accordance with all the terms and conditions set forth in the Agreement.

         2. Section VII of the Agreement is amended by adding the following paragraph:

              With respect to services rendered on behalf of Series Q, the Administrator has agreed to waive fees so that the Series' total annual operating expenses (excluding distribution fees) do not exceed 0.75% of the average daily net assets of the Series.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the 9th day of October, 2001.

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

                                                                     AELTUS INVESTMENT
                                                                     MANAGEMENT, INC.

Attest:       /s/ Robin Stevens                           By:        /s/ Neil Kochen
              ----------------------------------                     --------------------------------------
Name:         Robin Stevens                               Name:      Neil Kochen
              ----------------------------------                     --------------------------------------
Title:        Assistant Secretary                         Title:     Executive Vice President
              ----------------------------------                     --------------------------------------


                                                                     AETNA GET FUND
                                                                     ON BEHALF OF ITS SERIES Q

Attest:       /s/ Michael Gioffre                         By:        /s/ J. Scott Fox
              ----------------------------------                     --------------------------------------
Name:         Michael Gioffre                             Name:      J. Scott Fox
              ----------------------------------                     --------------------------------------
Title:        Secretary                                   Title:     President
              ----------------------------------                     --------------------------------------
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